Exhibit 10.2

RESTRICTED SHARE AGREEMENT

On this, the 28th day of February 2014 (the “Grant Date”), ICG Group, Inc. (“ICG”), a Delaware corporation (together with its wholly-owned subsidiary, Internet Capital Group Operations, Inc., the “Company”), hereby grants to [—] (“Grantee”) a restricted share award (the “Award”), of [—] shares (the “Shares”) of the common stock of ICG, subject to the restrictions below and pursuant to and subject to the terms and conditions of the ICG Group, Inc. Fifth Amended and Restated 2005 Omnibus Equity Compensation Plan (as such may be amended from time to time, the “Plan”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Plan.

1. Vesting and Term.

(a) On or before February 28, 2015, the Compensation Committee of ICG’s Board of Directors (the “Board”) (such committee, the “Committee”) shall determine the extent (expressed as a percentage) to which ICG has achieved the 2014 performance goals outlined in the ICG 2014 Performance Plan adopted by the Board on February 28, 2014 (the “Performance Plan”) (such percentage, the “Earned Percentage”). If the Earned Percentage is 100% or greater, all of the Shares (excluding any Shares forfeited pursuant to Section 1(c) or Section 1(d) below) shall vest on March 2, 2015. If the Earned Percentage is more than 0% but less than 100%, a number of Shares equal to the product of (i) the Earned Percentage and (ii) the aggregate number of Shares (excluding any Shares forfeited pursuant to Section 1(c) or Section 1(d) below) shall vest on March 2, 2015. On March 2, 2015, any Shares not vested pursuant to this Section 1(a) or previously forfeited shall be automatically forfeited.

(b) Change in Control. The provisions of the Plan applicable to a Change of Control (as defined in the Plan) shall apply to the Shares, and, in the event of a Change of Control, the Committee may take such actions as it deems appropriate pursuant to the Plan.

(c) Effect of Termination for Cause. In the event Grantee’s employment is terminated for Cause (as defined below), all of the Shares shall be automatically forfeited upon termination. “Cause” shall mean a finding by the Committee that (i) Grantee has breached any employment, service, noncompetition, nonsolicitation, confidentiality or other similar contract between Grantee and the Company or (ii) Grantee has engaged in disloyalty to the Company, including, without limitation, fraud, embezzlement, theft, commission of a felony or dishonesty in the course of Grantee’s employment or service. Notwithstanding the foregoing, if Grantee has an employment agreement with the Company defining “Cause,” then such definition shall supersede the foregoing definition.

(d) Effect of Termination Other Than for Cause. In the event Grantee’s employment terminates prior to December 31, 2014 other than for Cause, a number of Shares shall be automatically forfeited on the date of termination equal to product of (i) the number of Shares initially subject to this Award and (ii) a fraction, the numerator of which is the number of days between the date of termination and December 31, 2014, and denominator of which is 365.

2. Non-Transferability of Award. Grantee may not assign, transfer, pledge or otherwise dispose of the Shares prior to vesting. Any attempt to assign, transfer, pledge or otherwise dispose of the unvested Shares contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the unvested Shares, shall be null and void and without effect.

3. Right to Vote and to Receive Dividends. Grantee shall have the right to vote unvested Shares and receive any dividends or other distributions paid on unvested Shares provided that such Shares have not been forfeited. In the event of a dividend or distribution payable in stock or other property, a reclassification, stock split or similar event during the period in which the Shares are unvested, the shares or other property issued or delivered with respect to the unvested Shares shall be subject to the same terms and conditions relating to vesting, forfeiture and non-transferability as the Shares to which they relate.

4. Incorporation by Reference; Definitions. This Award shall be subject to the terms, conditions and limitations of the Plan, which are incorporated herein by reference. In the event of any contradiction, distinction or difference between this Restricted Share Agreement and the terms of the Plan, the terms of the Plan shall control. Except as otherwise defined in this Restricted Share Agreement, the terms used in this Restricted Share Agreement shall have the meanings set forth in the Plan. The Award is subject to the interpretations, regulations and determinations concerning the Plan established from time to time by the Committee in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (a) rights and obligations with respect to the withholding of taxes, (b) the registration, qualification or listing of the Shares, (c) changes in capitalization of ICG, and (d) other requirements of applicable law. The Committee shall have the authority to interpret and construe the Award pursuant to the terms of the Performance Plan and the Plan, its decisions shall be conclusive as to any questions arising hereunder, and Grantee’s acceptance of this Award is Grantee’s agreement to be bound by the interpretations and decisions of the Committee with respect to this Award, the Performance Plan and the Plan.

5. Issuance of Certificates. The Company shall hold non-certificated shares until the Shares vest. If and when Grantee obtains a vested right to any of the Shares, the vested Shares shall be issued in electronic form, free of the restrictions set forth in this Restricted Share Agreement.

6. Withholding. Grantee is required to pay to the Company, or make other arrangements satisfactory to the Company to provide for the payment of, any federal, state, local or other taxes that the Company is required to withhold with respect to the grant or vesting of this Award. Subject to Committee approval, Grantee may elect to satisfy any tax withholding obligation of the Company with respect to this Award by having shares withheld up to an amount that does not exceed the minimum applicable withholding tax rate for federal (including FICA), state, local and other tax liabilities.

7. No Employment or Other Rights. This Award shall not confer upon Grantee any right to be retained by or in the employ or service of the Company or its parent or subsidiaries and shall not interfere in any way with the right of the Company or its parent or subsidiaries to terminate Grantee’s employment or service at any time. The right of the Company or its parent or subsidiaries to terminate at will Grantee’s employment or service at any time for any reason is specifically reserved.

8. Assignment by Company. The rights and protections of the Company hereunder shall extend to any successors or assigns of the Company and to the Company’s parent or subsidiaries and affiliates. This Award may be assigned by the Company without Grantee’s consent.

9. Governing Law. This Restricted Share Agreement shall be deemed to be made under and shall be construed in accordance with the laws of the State of Delaware.

10. Notice. All notices hereunder shall be in writing, and if to the Company or the Committee, shall be delivered to the Board or mailed to ICG’s principal office, addressed to the attention of the Board; and if to Grantee, shall be delivered personally sent by facsimile transmission or mailed to Grantee at the address appearing in the records of the Company. Such addresses may be changed at any time by written notice to the other party given in accordance with this Paragraph 10.

[Signature page follows.]

IN WITNESS WHEREOF, the undersigned have executed this Restricted Share Agreement as of the date first set forth above.

INTERNET CAPITAL GROUP OPERATIONS, INC.

By:
[—]
[—]

ICG GROUP, INC.

By:
[—]
[—]

The undersigned hereby accepts the Share Award described in this Restricted Share Agreement. The undersigned has read the terms of the Performance Plan, the Plan and this Restricted Share Agreement, and agrees to be bound by the terms of the Performance Plan, the Plan and this Restricted Share Agreement and the interpretations of the Committee with respect thereto.

ACCEPTED:

[—] (Grantee)